Exhibit 10.1

FORM OF
OPERATIONAL GOALS
LONG-TERM SHAREHOLDER VALUE
AWARD AGREEMENT

This Long-Term Shareholder Value Award Agreement (the “Agreement”) is effective as of «Date» by and between ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (the “Company”) and «Name» (the “Participant”).

WHEREAS, the Company has adopted the Allegheny Technologies Incorporated «Year» Incentive Plan (the “Plan”) and, in accordance with the Plan, has adopted Administrative Rules for the Long-Term Performance Plan (“LTPP”);

WHEREAS, the Administrative Rules for the LTPP allow for the grant of opportunities to earn shares of Common Stock based on the degree of achievement of specific and objective Operational Goals (a “Long-Term Shareholder Value or LTSV Award”) to (i) assist the Company to retain and motivate key management employees; (ii) reward key management employees for the overall success of the Company; and (iii) provide a means of encouraging key management employees to acquire shares of Company Common Stock.

WHEREAS, the LTPP provides that each award made under the LTPP to be measured by relative LTSV (a “LTSV Target Award”) shall be evidenced by an Award Agreement (each a “LTSV Award Agreement”) between the Company and the key management employee who receives a LTSV Target Award under the LTPP setting forth the terms and conditions of such LTSV Target Award;

WHEREAS, in consideration of the Restrictive Covenants and other good and valuable consideration, the Company desires to make a LTSV Target Award to the Participant and evidence such LTSV Target Award by this LTSV Award Agreement and the Participant, having read and understood the Plan and the LTPP, is willing to enter into this LTSV Award Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and intending to be legally bound, the parties hereto agree with each other as follows:

Subject to the attainment of the Performance Levels described below and to the terms and conditions of the Plan, the LTPP Administrative Rules and the Terms and Conditions of Award attached hereto and incorporated herein by reference, by which Participant agrees to be bound, the Company awards to Participant the LTSV Award described below, with respect to the Performance Period described below:

PERFORMANCE PERIOD: «Date» through «Date».

LTSV TARGET AWARD: «LTSV_Shares_Awarded» shares of Company Common Stock, equals applicable base salary times «Company Performance Achievement % (AIP)» (which is the Participant’s target award opportunity as a percent of salary) divided by $«Price», which is the average of the high and low trading prices of Company Common Stock on the date of grant.

PERFORMANCE LEVELS: The following sets forth the Operational Goals applicable to this LTSV Award for the «Range of Years» Performance Period:

«List of applicable operational goals and relative weighting percentages»

THE NUMBER OF SHARES DELIVERED UNDER THIS LTSV AWARD AGREEMENT WILL EQUAL THE LTSV TARGET AWARD TIMES THE APPLICABLE PERCENT OF ACTUAL ACHIEVEMENT OF THE OPERATIONAL GOALS. THE COMMITTEE WILL DETERMINE THE DEGREE TO WHICH EACH OPERATIONAL GOAL HAS BEEN ACHIEVED AND SHALL ADD THE PERCENTAGES TOGETHER AND MULTIPLY THE SUM OF SUCH PERCENTAGES BY THE NUMBER OF LTSV SHARES SET FORTH AS THE LTSV TARGET AWARD. NO AWARD SHALL BE DELIVERED UNLESS THE PARTICIPANT HAS FULLY COMPLIED WITH ALL CORPORATION POLICIES, INCLUDING, BUT NOT LIMITED TO, THE COMPANY’S CORPORATE GUIDELINES FOR BUSINESS CONDUCT AND ETHICS, THE RESTRICTIVE COVENANTS AND THE CLAWBACK POLICIES AND AGREEMENTS.

IN WITNESS WHEREOF, the parties hereto have executed this LTSV Award Agreement effective the day and year first above written.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:
Name:	«Name»
Title:	«Title»

PARTICIPANT	WITNESS

«Name»

TERMS AND CONDITIONS OF LTSV AWARD

Section 1: Definitions

Capitalized words used but not defined below or elsewhere in these Terms and Conditions shall have the meanings ascribed to them in the Plan.

“Administrative Rules” or “LTPP” shall mean the Administrative Rules for the LTPP adopted by the Committee effective «Date», as the same may be amended from time to time.

“Award” or “LTSV Award” shall mean the grant of a LTSV Target Award evidenced by this Award Agreement.

“Award Agreement” or “LTSV Award Agreement” shall mean this agreement evidencing this grant under the LTPP Administrative Rules and the Plan opportunities measured by LTSV.

“Committee” means the Personnel and Compensation Committee of the Board of Directors.

“Common Stock” shall mean the common stock, $0.10 par value per share, of Allegheny Technologies Incorporated.

“Company” shall mean Allegheny Technologies Incorporated and its subsidiaries, unless the context requires otherwise.

“Disability” shall mean the total and permanent disability of Participant as determined by the Committee in its sole discretion.

“Operational Goals” shall mean the specific and objective operational goals set out above which shall include and shall have incorporated and included therein the longer form explanations of the elements of each such Operational Goal in the Company’s books and records as if such descriptions were set forth at length.

“Performance Period” or “LTSV Performance Period” shall mean for this Award Agreement, the calendar years «Year», «Year» and «Year».

“Performance Level” or “LTSV Performance Level” shall mean the sum of the percentages of actual achievement of the LTSV Operational Goals as determined by the Committee.

“Proof of Ownership” shall mean a certificate or certificates, electronic or book entry evidencing shares awarded subject to achievement of the Operational Goals or delivered to the extent the Operational Goals have been achieved.

“Restrictive Covenants” shall mean those covenants not to compete, not to solicit business or employees of the Company and not to disparage the Company, its officers, directors or employees, in each case for a period of one (1) year after termination of employment for any reason, as such Restrictive Covenants are more fully set forth herein.

“Retirement” means a termination of employment with the Company and each of its subsidiaries, with the consent of the Company, at or after (i) attaining age 55 and (ii) completing five (5) years of employment with the Company and/or any subsidiary of the Company.

“Target Award” or “LTSV Target Award” means this grant of an opportunity to earn the number of LTSV Shares set out in the LTSV Award Agreement if each Operational Goal is achieved in full.

Section 2: LTSV Award

2.1    Subject to the attainment of the LTSV Performance Levels and to the terms and conditions otherwise set forth in the Plan, the LTPP Administrative Rules and this Award Agreement, the Company awards to Participant the LTSV Award described in the first two pages of this Award Agreement with respect to the Performance Period described therein.

Section 3: Payment

3.1    Subject to the withholding obligations and any requirements of Section 5 then applicable, the Company shall deliver to the Participant Proof of Ownership representing the LTSV Awards, if any, for the LTSV Performance Period within seventy-five (75) days after the end of the LTSV Performance Period.

3.2    If the Participant terminates employment with the Company and each subsidiary of the Company during a then uncompleted LTSV Performance Period for reasons other than death, Disability or Retirement, any LTSV Target Award for any then uncompleted LTSV Performance Period shall be forfeited automatically and the shares represented by such LTSV Target Awards shall again be eligible for awards under the Rules.

3.3     If the Participant terminates employment with the Company and each Subsidiary of the Company during a then uncompleted LTSV Performance Period due to the Participant’s death, Disability, or Retirement, a pro rata award determined by multiplying the number of LTSV Shares set out in the Award Agreement by the Performance Level for the LTSV Performance Period and then multiplying that result by a fraction, the numerator of which is the number of months the Participant was employed by the Company during the LTSV Performance Period and the denominator is thirty-six (36). Any award determined to be payable shall be paid after the end of the applicable LTSV Performance Period.

Section 4: Restrictive Covenants

4.1    Non-Competition. For a period of one (1) year after the Participant’s termination of employment with the Company (including for this Section 4 any of the Company’s subsidiaries and affiliates) for any reason, the Participant will not directly or indirectly (i) serve as an owner, principal, partner, employee, consultant, officer, director or agent of an entity, including a sole proprietorship, that engages or is planning to engage in any business in which the Company is engaged in any market in which the Company is engaged at the time of the Participant’s termination of employment, including the production and delivery of specialty materials and products for the aerospace and defense, oil and gas/chemical process industry, electrical energy, medical, automotive, food equipment and appliance, and construction and mining markets (each such entity in such market is referred to as a “Competing Business”). Participant shall not be deemed to be in violation of this covenant if the Participant is the owner of not more than 2% of a corporation the stock of which is traded on a recognized securities exchange.

4.2    Non-Solicitation of Customers. For a period of one (1) year after the Participant’s termination of employment with the Company for any reason, the Participant shall not, directly or indirectly, on behalf of a Competing Business solicit or attempt to divert the business or patronage of any business entity that has purchased specialty materials from the Company within two (2) years prior to the termination of the Participant’s employment and shall not assist any person or business entity in planning or making such a solicitation.

4.3    Non-Solicitation of Employees. For a period of one (1) year after the Participant’s termination of employment with the Company for any reason, the Participant will not solicit or assist another person or entity to solicit any person who consults with the Company or is employed by the Company to cease consulting with the Company or to leave the employ of the Company or to accept a consulting or other business relationship or employment with another person or entity, whether or not a Competing Business.

4.4    Non-Disparagement. For a period of one (1) year after the Participant’s termination of employment with the Company for any reason, the Participant shall not disparage the Company or its business, agents, servants, employees, officers or directors.

4.5    Confidentiality. For a period of three (3) years after the Participant’s termination of employment with the Company for any reason, the Participant shall not disclose, divulge or use any material non-public information of the Company, including, but not limited to, manufacturing processes, customer lists, marketing plans or procedure proprietary information and trade secrets.

4.6    Consideration and Remedies. The Participant recognizes and acknowledges that the opportunity to earn compensation or receive shares of Company stock under this Agreement is adequate consideration for the covenants set forth in this Section 4. The Participant further acknowledges that the Company has no adequate remedy at law should the Participant violate or threaten to or attempt to violate any one or more of the covenants in this Section 4 and the Participant agrees that the Company is entitled to an injunction or other equitable relief restraining the Participant from violating or threatening to or attempting to violate any one or more of the covenants set forth in Section 4.

Section 5: Miscellaneous

5.1    General Restriction. To the extent any LTSV Target Award is denominated in Common Stock under this Award Agreement, it shall be subject to the requirement that if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body or any other agreement or consent is necessary or desirable as a condition of the issuance of shares of Common Stock or cash in satisfaction thereof, such issuance of shares of Common Stock may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time) or to take any other affirmative action to cause the issuance of shares pursuant to the distribution of LTSV Awards to comply with any law or regulation of any governmental authority.

5.2    Non-Assignability. No LTSV Target Award granted under this Award Agreement shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. During the life of the Participant, any LTSV Awards shall be payable only to the Participant. No assignment or transfer of a LTSV Target Award or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, and immediately upon such purported assignment or transfer, the LTSV Target Awards shall terminate and become of no further effect.

5.3    Withholding Obligations. Whenever the Company makes delivery under the Plan, in whole or in part, the Company shall notify the Participant of the amount of withholding for tax, if any, which must be paid under federal and, where applicable, state and local law. The Company shall, in the discretion of the Company, but with the consent of the Committee, arrange for payment for such withholding for taxes in any one or combination of the following ways: (i) acceptance of an amount in cash paid by the Participant; or (ii) reduction in the number of shares to be issued by that number of shares which, in aggregate, have a value equal to such withholding amount. If the full amount of the required withholding is not recovered in the above manner, the Participant shall, forthwith upon receipt of notice, remit the deficiency to the Company. No shares of Common Stock shall be issued or delivered to the Participant (and/or the Participant's designee) until all applicable withholding obligations shall have been satisfied in full.

5.4    Delivery of Proof of Ownership. As soon as practicable after compliance by the Participant with all applicable conditions including, but not limited to, the satisfaction of the Withholding Obligations described in Section 5.3 hereof, the Company will issue and deliver by mail, or cause delivery by mail, to the Participant at the address of the Company’s records, Proof of Ownership registered in the name of the Participant (and/or the Participant's designee) for the number of shares of Common Stock which the Participant is entitled to receive (subject to reduction for withholding as provided in Section 5.3 hereof) under the provisions of this Award Agreement.

5.5    No Right to Employment. Nothing in the Plan or in this Award Agreement shall confer upon the Participant the right to continue in the employ of the Company or any subsidiary or affect any right that the Company or a subsidiary may have to terminate the employment of the Participant.

5.6    Amendment or Termination of the Plan. The Plan, or any part thereof (including the Administrative Rules) may be terminated or may, from time to time, be amended, each in accordance with the Plan or LTPP Administrative Rules, as applicable, provided, however, the termination or amendment of the Plan or the LTPP Administrative Rules shall not, without the consent of the Participant, affect Participant's rights under this Award Agreement.

5.7    Investment Representation. Under the federal and/or state securities laws, the Participant may be required to deliver, and, if so, shall deliver, to the Committee, upon demand by the Committee, at the time of any payment of Common Stock, a written representation that the shares to be acquired are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to delivery of any shares shall be a condition precedent to the right of the Participant to receive any shares.

5.8    No Rights as Shareholder. The Participant shall have no rights as a stockholder of the Company with respect to shares of Common Stock subject to the Award evidenced this Award Agreement unless and until Proof of Ownership for shares of Common Stock is issued to the Participant.

5.9    Adjustment of Award. In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares or any rights offering to purchase a substantial amount of Common Stock at a price substantially below fair market value or of any similar change affecting the Common Stock, any of which takes effect after the first grant of a LTSV Target Award under this Award Agreement, the Committee may, in its discretion, appropriately adjust the number of shares of Common Stock which may be issued under this Award Agreement, the number of shares of Common Stock subject to LTSV Target Awards under this Award Agreement and any and all other adjustments deemed appropriate by the Committee to prevent substantial dilution or enlargement of the rights granted to the Participant in such manner as the Committee shall deem appropriate. Any adjustment so made shall be final and binding upon the Participant.

5.10     Awards Not a Bar to Corporate Event. The existence of the LTSV Target Awards granted hereunder shall not affect in any way the right or the power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

5.11     Not Income for Qualified Plans. No amounts of income received by a Participant pursuant to this Award Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or any of its affiliates.

5.12    Meaning of Participant. Whenever the word “Participant” is used in any provision of this Award Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the LTSV Target Awards may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

5.13    Determinations of Committee. The actions taken and determinations of the Committee made pursuant to this Award Agreement and of the Committee pursuant to the Plan and the LTPP Administrative Rules shall be final, conclusive and binding upon the Company and upon the Participant. No member of the Committee shall be liable for any action taken or determination made relating to this Award Agreement, the Plan or the LTPP Administrative Rules if made in good faith.